                               CUSTODIAN AGREEMENT

         This CUSTODIAN AGREEMENT is dated as of September 9, 1993, and made among ELK ASSOCIATES FUNDING CORPORATION, a New York corporation ("Borrower"), and BANK LEUMI TRUST COMPANY OF NEW YORK, ISRAEL DISCOUNT BANK OF NEW YORK, BANK HAPOALIM B.M. AND EXTEBANK (collectively, the "Banks"), and the U.S. SMALL BUSINESS ADMINISTRATION ("SBA") (the Banks and the SBA, collectively, the "Lenders"), and ISRAEL DISCOUNT BANK OF NEW YORK, as Custodian for the Banks and SBA (in such capacity, the "Custodian").


                                    RECITALS

         WHEREAS, the Banks and SBA have entered into an Intercreditor Agreement dated as of the date hereof with Borrower (as hereafter amended or otherwise modified from time to time, the "Intercreditor Agreement");

         WHEREAS, Borrower has granted a security interest in its assets to the Banks and SBA, including but not limited to all notes, security agreements, financing statements, assignments of financing statements, and other instruments and securities from time to time hereafter delivered to or otherwise held by the Custodian for or on behalf of the Banks and SBA (all such assets to be held by the Custodian, collectively, the "Custodian Collateral"), as collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, of certain obligations; and

         WHEREAS, the parties hereto intend that Borrower deliver to the Custodian the Custodian Collateral and the Custodian accept and hold the Custodian Collateral in accordance with the terms of this Custodian Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants contained herein, Borrower, the Custodian, SBA and each of the Banks hereby agree as follows:

         1. Definitions. The terms in this Custodian Agreement unless otherwise specified shall have the same meaning as in the Intercreditor Agreement.

         2. Appointment of Custodian. The Custodian is hereby appointed to act as agent for the Banks and SBA hereunder and agrees to accept, hold and deliver the Custodian Collateral in accordance with the terms hereof. Each Lender hereby designates and appoints Custodian to act as agent and (and each Bank hereby designates and appoints the Custodian to act as attorney-in-fact) for and on behalf of each of the Lenders to take such action on behalf of the Lenders under those provisions of the Loan

Agreements and the SBA Security Agreement, as the case may be, which relate solely to the Custodian Collateral, and to exercise such powers and to perform such duties, with respect to the management, supervision, servicing, administration and disbursement of the Custodian Collateral (including, without limitation, perfecting such Lender's security interest in the Custodian Collateral by filing financing statements, holding physical possession of instruments or otherwise) and the payments or amounts realized or recovered from the Custodian Collateral as are specifically delegated to or required of Custodian by the terms of this Agreement, together with such other powers as are incidental thereto, with, subject to approval by all Lenders, (1) full power of substitution and (2) the power to select one or more sub-agents or designees to carry out certain specific powers and obligations of Custodian pursuant hereto. The power of attorney granted hereby being coupled with an interest is irrevocable while this Agreement remains in effect.

         3. Delivery of Custodian Collateral to Custodia. All notes, security agreements, financing statements, assignments of financing statements, participation agreements/interests and other instruments and securities presently held or hereafter acquired by Borrower shall be assigned to the Custodian, contain the endorsement set forth on Exhibit C attached hereto, and be delivered to and held by the Custodian pursuant hereto. Custodian acknowledges that each Lender has been granted a security interest in the Custodian Collateral and agrees to hold any portion of the Custodian Collateral in possession of the Custodian as bailee for the benefit of each Lender.

         4. General Powers of Custodian. Lenders agree that Custodian shall have the right to and shall exercise the following powers as long as this Agreement remains in effect:

            (a) maintain, in accordance with its customary business practices, records reflecting the status of the Custodian Collateral;

            (b) subject to the terms of the Loan Agreements and the SBA Agreement, execute and/or file in its name as Custodian for the benefit of the Lenders any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for the Banks, notices and other written agreements with respect to the Custodian Collateral and hold and maintain physical possession of the instruments constituting Custodian Collateral;

            (c) upon notice to Borrower (unless the giving of such notice would create a delay which would impair the Custodian Collateral), incur and pay such reasonable expenses as Custodian may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement.

         5. Release of Custodian Collateral to Borrower: Loan Information.

            (a) Borrower shall be entitled to remove and the Custodian shall be required to deliver to Borrower, or allow Borrower access to any of the Custodian Collateral, in connection with any payment, refinancing, satisfaction or amendment, provided that (i) Borrower provides the Custodian with a written certification specifying for which type of event the removal is being requested, and (ii) no Event of Default has been declared under the Intercreditor Agreement, or if any Event of Default under the Intercreditor Agreement has been declared, such Event of Default has been cured. In the event Borrower intends to sell all or a portion of Borrower's interest in any note or other evidence of indebtedness, including but not limited to any participation interest proposed to be sold by Borrower, such sale may be made by Borrower in its sole discretion and the Custodian shall deliver to Borrower, or allow Borrower access to the related Custodian Collateral, so long as Borrower provides the Custodian with a written certification that the net proceeds from such sale will be utilized immediately to reduce Borrower's Senior Indebtedness and the proceeds are so utilized; provided further, however, in the event Borrower does not intend to utilize the proceeds to repay the Senior Indebtedness, it will notify the SBA, the Banks and the Custodian in writing, which may be done by facsimile, of the proposed sale (i) at least five (5) business days prior to the date of the proposed transaction if the transaction involves proceeds of not more than $500,000, which proceeds will be utilized for purposes other than reducing the Senior Indebtedness and (ii) at least six (6) business days prior to the date of the proposed transaction if the transaction involves proceeds of more than $500,000, which proceeds will be utilized for purposes other than reducing the Senior Indebtedness. If the SBA and the Banks do not object to the proposed transaction within the applicable time period, the Borrower shall be entitled to proceed with the transaction and the Custodian shall deliver to Borrower, or allow Borrower access to the related Custodian Collateral. If the SBA or the Banks object within the time period specified, the grounds of which objection shall not be unreasonable, they shall do so in writing to the Borrower and the Custodian, stating in reasonable detail the basis for such objections. Written notice from the Borrower to the SBA, the Banks and the Custodian, as required above shall set forth (i) the identity of the Borrower, (ii) the date the loan was entered into, (iii) the current loan balance as carried on the Borrower's books, (iv) the collateral securing the loan and the value thereof as estimated by Borrower, (v) the consideration to be received by Borrower and (vi) the use of the proceeds arising from the sale of the loan or interest in such loan.

            (b) Notwithstanding the foregoing, upon the occurrence of an Event of Default as defined in the Intercreditor Agreement, the Borrower shall be entitled to remove the Custodian Collateral only (i) upon substitution of collateral of equal value, such valuation to be subject to the reasonable confirmation by the SBA and the Banks, or (ii) by payment of cash in an amount equal to the gross proceeds resulting from the sale of the collateral or from routine loan repayments. Any such payment in cash shall either, at the election of Borrower in its sole discretion, (A) be utilized to repay the Senior Indebtedness or (B) be held by the Custodian as part of the Custodian Collateral, provided that if the Borrower cures each Event of Default and no Event of Default exists and is continuing, Borrower may remove such cash, but only if it notifies SBA and the Banks in writing at least six (6) business days prior to such proposed removal and SBA and the Banks do not reasonably object within such time period.

            (c) Prior to the occurrence of an Event of Default, Borrower shall have the sole right to issue pay-off letters and/or to furnish any pay-off or other information to third parties regarding the status of any loan which is secured by any of the Custodian Collateral. Custodian shall direct to Borrower's attention any inquiry from any person relating to pay-off information, collection and/or payment or any other matter relating to any loan made by Borrower. In connection therewith, Custodian shall issue in respect of any such inquiry a letter substantially in the form of Exhibit A attached hereto. In addition, upon written certification from Borrower that a loan has been repaid in full, Custodian shall promptly deliver to Borrower an executed UCC-3 Termination Statement with respect to such loan.

         6. Representations and Warranties. Borrower represents and warrants that the following statements are true, correct and complete:

            a) Borrower has full power and authority to enter in this Custodian Agreement and Borrower shall be bound to its terms;

            b) Borrower is the legal and beneficial owner of the Custodian Collateral free and clear of any lien except for the liens and security interests created by (i) the Security Agreement between Borrower and SBA, (ii) the respective security agreements between Borrower and the Banks and (iii) any security agreements between Borrower and Third Party Participants (as defined in the Security Agreement) with respect to any specific Custodian Collateral in which such participant is assigned an interest; and

            c) the Custodian Collateral delivered to the Custodian pursuant to this Custodian Agreement consists of all the notes, security agreements, copies of financing statements, assignments of financing statements, participation agreements/interests and other instruments and securities presently owned or held by Borrower.

            d) Each obligation owed to the Borrower evidenced by notes and documents delivered to the Custodian is a valid, binding, and unconditional obligation owed to the Borrower, payable in accordance with the terms of each such note or document and to the best of Borrower's knowledge, information and belief, there is no defense, counterclaim or offset to the payment of such obligation.

         7. Further Assurances. Borrower agrees that at any time and from time to time, at its expense, it will promptly deliver to the Custodian any further instruments and documents, and take any further actions, that may be necessary or that SBA or the Custodian may reasonably request, in order to carry out the intent of this Custodian Agreement or the Intercreditor Agreement.

         8. Other Liens. In connection with the sale of a portion of Borrower's interest as provided in Section 5 hereof, Borrower may create or permit to exist any lien upon or with respect to any of the Custodian Collateral which does not violate any agreement with any Bank or with the SBA and which does not require the release of the Custodian Collateral. Nothing contained in this Section 8 or elsewhere in this Agreement shall affect Borrower's right to substitute a new secured party or add one or more additional secured parties at any time, or from time to time, in its sole discretion, provided such substitute or additional secured parties became parties to the Intercreditor Agreement and this Custodian Agreement and such substitution or addition is in compliance with the Agreement dated the date hereof between the Borrower and the SEA.

         9. Standard of Care: No Responsibility for Certain Matters.

            (a) In dealing with the Custodian Collateral in its possession, Custodian shall exercise such care as a fiduciary exercises with respect to property in its care. The Custodian shall have no right to exercise any of Borrower's rights with respect to the Custodian Collateral, including but not limited to collection of any proceeds from any of Borrower's underlying obligors prior to the occurrence of an Event of Default.

            (b) Neither Custodian nor any of its officers, directors, employees or agents shall be liable to the Lenders or

Borrower for any action taken or omitted to be taken under or in connection with this Agreement, (whether or not such action taken or omitted is within or without Custodian's responsibilities and duties expressly set forth in this Agreement), except as a result of gross negligence or willful misconduct on the part of Custodian or such other persons. Custodian does not assume any responsibility for any failure or delay in performance or breach by Borrower or any Lender of its obligations in this Agreement.

            (c) Custodian shall be entitled to act, and shall be fully protected in acting upon, any written communication believed by Custodian, in good faith, to be genuine and correct and to have been signed by a proper person or persons or entity. Custodian may consult counsel (other than any counsel affiliated with the Borrower) and shall be entitled to act, and shall be fully protected in any action taken in good faith in accordance with advice given by counsel. Custodian may employ agents and attorneys-in-fact satisfactory to Lenders and reasonably satisfactory to Elk and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Custodian with reasonable care.

            (d) The Banks and the SBA expressly acknowledge that neither the Custodian nor any of its officers, directors, employees, or agents have made any representations or warranties or assume any responsibility to the Banks and the SBA with respect to the validity, authenticity, or accuracy of any documents delivered to the Custodian by the Borrower in connection with the Custodian Collateral or with respect to the perfection or enforceability of any security interest in the Custodian Collateral. Upon reasonable request of any Bank or the SBA, the Custodian will provide copies of any documents delivered into its custody by the Borrower to such Bank or the SBA, as the case may be.

            (e) Each Bank and the SBA represent that it has made and will continue to make, independently and without reliance upon any act, omission, statement, information or representation made or furnished by the Custodian, and based on such documents and information as it has deemed appropriate, its own appraisal of or an investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and will continue to do so with regard to any extensions of credit to the Borrower.

         10. Certain Rights of Custodian. If Custodian shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with the Custodian Collateral, Custodian shall be entitled to refrain from such act or taking such action unless and until Custodian shall have received instructions from the Lenders and Custodian shall not incur liability to any Lender by reason of so refraining. Custodian shall be entitled to act or refrain from acting, and in all cases shall not be liable to any other Lender in acting or refraining from acting under this Agreement, in accordance with any instructions from Lenders.

         11. Remedies upon Default. If any Event of Default shall have occurred and be continuing, the Custodian shall continue to hold the Custodian Collateral subject to the rights of the parties. The Banks shall further have the right if any Event of Default shall have occurred and be continuing to commence foreclosure proceedings with respect to the Custodian Collateral and upon thirty
(30) days prior written notice to both the Borrower and the Custodian, the Banks and the SBA shall have all rights accorded secured creditors as provided in
Article 9 of the New York Uniform Commercial Code, including the right to sell the Custodian Collateral, subject to the terms of the Intercreditor Agreement. Nothing contained in this paragraph shall be interpreted as restricting in any way the SBA's ability to exercise the rights and remedies available to it under the Act or applicable regulation.

         12. Resignation and Removal; Appointment of Successor Custodian. The Custodian shall at all times have the right to resign as Custodian without the consent of the Lenders upon fifteen (15) business days prior written notice to each of the Lenders. Upon the resignation of the Custodian and subject to the approval of SBA and the Banks (which approval shall not be unreasonably withheld), and provided no Event of Default exists and is continuing, Borrower may appoint a successor Custodian provided such successor Custodian is a bank or trust company licensed to operate in New York State. The Custodian may be removed by Borrower, the Banks or SBA at any time upon thirty (30) days prior written notice provided Borrower has appointed a successor Custodian approved by SBA and the Banks (which approval shall not be unreasonably withheld) which has agreed to serve in such capacity and such successor Custodian is a bank or trust company licensed to operate in New York State. Upon its appointment, the successor Custodian shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Custodian under this Custodian Agreement, and the retiring Custodian under this Custodian Agreement shall promptly deliver to such successor Custodian all Custodian Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Custodian as depository under this Custodian Agreement, whereupon such retiring Custodian shall be discharged from its duties and obligations under this Custodian Agreement.

         13. Reports by Custodian. The Custodian shall deliver to the respective parties to this Agreement at the addresses and in the manner set forth in the Intercreditor Agreement within thirty (30) days of the end of each three month period, commencing with the period ending December 31, 1993, a report in the form of Exhibit B, attached hereto itemizing the Custodian Collateral maintained by the Custodian as of the last business day of such three month period.

         14. Custodian Fee. The fee charged by the Custodian for its services in connection with the performance of its duties hereunder shall be payable by Borrower. In the event of a resignation by the Custodian, any unearned and prepaid fees shall be refunded to Borrower. Custodian may incur and pay reasonable costs and expenses to the extent it deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers and obligations pursuant to this Agreement including without limiting the generality of the foregoing, court costs, attorneys' fees, and insurance premiums paid to maintain the Custodian Collateral, whether or not Borrower is obligated to reimburse Custodian or Lenders for such expenses pursuant to the Loan Agreements or otherwise. Lenders shall be responsible for reimbursing Custodian for their pro rata share of such costs and expenses.

         15. No Waiver. No failure on the part of the Custodian to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof;. nor shall any single or partial exercise by the Custodian of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

         16. Amendments Etc. No amendment, modification, termination or waiver of any provision of this Custodian Agreement shall in any event be effective without the written agreement of the parties. Any amendment, modification, termination or waiver of any provisions of this Agreement or any other agreement respecting only the Lenders' relationship among themselves shall not require the concurrence of Borrower. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Any provision of this Section respecting Lenders' relationship among themselves are solely for the benefit of Custodian and Lenders and neither the Borrower nor any other person shall have any rights to rely on, inquire into, or enforce any of such provisions. No course of dealing between Borrower (or other person at any time liable on or in respect of the Obligations) and either Custodian or Lenders nor any delay in exercising any rights hereunder or under the Loan Agreements or the SBA Security Agreement shall operate as a waiver of any rights of Custodian or Lenders.

         17. Notices. Except as otherwise specifically provided herein, all notices shall be given in accordance with the Intercreditor Agreement.

         18. Governing Law; Terms. This Custodian Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

         19. Term. This Agreement shall become effective upon the date hereof and shall continue in full force and effect until the indefeasible payment and satisfaction in full of all obligations of the Borrower to the Lenders and the irrevocable termination of the Loan Agreements and the SBA Agreement, as the case may be. Termination of this Agreement shall not affect the respective rights or obligations hereunder incurred prior to the effective date of such termination.

         20. No Benefit to Third Parties. The terms and provisions of this Agreement shall be for the sole benefit of the Banks, the SBA and the Custodian and their permitted successors and assigns and no other person, firm, entity or corporation, including, but not limited to, the Borrower, shall have any right, benefit, priority or interest under, or because of the existence of this Agreement.

         21. Consent to Jurisdiction; Service of Process. Each of the parties other than the SBA consent to the jurisdiction of the Supreme Court of the State of New York and each of the parties consent to the jurisdiction of the United States District Court for the Southern District of New York for all purposes in connection with this Agreement. Each party further consents that any process or notice of motion or other application to either of said courts or a Judge thereof, or any notice in connection with any proceedings hereunder, may be served inside or outside the State of New York or Southern District of New York by registered or certified mail, return receipt requested, or by personal service provided a reasonable time for appearance is allowed, or in such other manner as may be permissible under the Rules of said Courts.

         22. Further Assurances. Each party hereby agrees to execute and/or deliver any and all further documents, instruments or agreements reasonably requested by the other party in order to give effect to, and more fully carry out the terms and provisions of this Agreement.

         23. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION HEREOF OR ANY OTHER CLAIM OR DISPUTE HEREUNDER.

         24. Counterparts. This Custodian Agreement may be executed by one or more of the parties on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

                   IN WITNESS WHEREOF, Borrower, the Banks, SBA and the Custodian have caused this Custodian Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                             ELK ASSOCIATES FUNDING CORPORATION

                             By: /s/ Gary C. Granoff
                                 -----------------------------------------------
                                 Name: Gary C. Granoff
                                 Title: President

                           BANK LEUMI TRUST COMPANY
                           OF NEW YORK

                           By: /s/ Melvyn F. Plotzker
                               -------------------------------------------------
                               Name: Melvyn F. Plotzek
                               Title: S.P.

                           By: /s/ Iris Schechter
                               -------------------------------------------------
                               Name: Iris Schechter
                               Title: Assistant Vice-President

                           ISRAEL DISCOUNT BANK OF NEW YORK

                           By: /s/ Robert J. Fainelli
                               -------------------------------------------------
                               Name: Robert J. Fainelli
                               Title: Vice-President

                           By: /s/ Gary M. Solomon
                               -------------------------------------------------
                               Name: Gary M. Solomon
                               Title: Vice-President

                           BANK HAPOALIM B.M.

                           By: /s/ Barry Shivak
                               -------------------------------------------------
                               Name: Barry Shivak
                               Title: Vice-President

                           By: /s/ Laura Ann Raffa
                               -------------------------------------------------
                               Name: Laura Ann Raffa
                               Title: Vice-President

                           EXTEBANK

                           By: /s/ Walter H. Wright
                               -------------------------------------------------
                               Name: Walter H. Wright
                               Title: Assistant Vice-Pesident

                           U.S. SMALL BUSINESS ADMINISTRATION

                           By: /s/ Wayne S. Foren
                               -------------------------------------------------
                               Name: Wayne S. Foren
                               Title:

                           ISRAEL DISCOUNT BANK OF NEW YORK,
                           As Custodian

                           By: /s/ Robert J. Fainelli
                               -------------------------------------------------
                               Name: Robert J. Fainelli
                               Title: Vice-President

                           By: /s/ Gary M. Solomon
                               -------------------------------------------------
                               Name: Gary M. Solomon
                               Tit1e: Vice-President

                                EXHIBITS OMITTED